Exhibit 10.6

                                VOTING AGREEMENT

         This VOTING AGREEMENT (this "Agreement") is entered into as of February 25, 2004, by and among Thomson Broadcast & Media Solutions, Inc., a Delaware corporation ("Lead Purchaser") and Thomson Licensing, S.A., a French corporation ("Patent Purchaser" and collectively with Lead Purchaser, the "Purchasers", and each individually, a "Purchaser") and Jeffrey Parker, J-Parker Family Limited Partnership, Eric Parker, Sari Parker, Joshua Parker, Todd Parker, T-Parker Family Limited Partnership, Juanita Jean Parker (Todd Parker's spouse), Stacie Wilf, S-Parker Wilf Family Limited Partnership, Parker Wilf, David Wilf, Barbara Parker and William Sammons (each a "Shareholder" and together, the "Shareholders"), and solely for purposes of Article V hereof, Deborah Parker (Jeffrey Parker's spouse), Larry Wilf (Stacie Wilf's spouse) and Chris Sammons (William Sammons' spouse) (each of the persons in this preamble who are parenthetically described as a Shareholder's spouse shall be referred to herein as a "Spouse").

         WHEREAS, as of the date hereof, each of the Shareholders owns beneficially of record or has the power to vote, or direct the vote of, the number of shares of common stock, par value $0.01 per share ("Company Common Stock"), of ParkerVision, Inc. a Florida corporation (the "Company") as set forth opposite such Shareholder's name on Exhibit A hereto (all such Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Shareholders prior to the termination of this Agreement being referred to herein as the "Shares");

         WHEREAS, Purchasers and the Company propose to enter into an Asset Purchase Agreement, dated as of even date herewith (as the same may be amended from time to time, the "Asset Purchase Agreement"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement), which provides, upon the terms and subject to the conditions thereof, for the sale of the Company's video division and related assets and business to Purchasers (the "Acquisition"); and

         WHEREAS, as a condition to the willingness of Purchasers to enter into the Asset Purchase Agreement, Purchasers have requested that the Shareholders agree, and, in order to induce Purchasers to enter into the Asset Purchase Agreement, the Shareholders have agreed, severally, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          TRANSFER AND VOTING OF SHARES

         SECTION 1.01 Transfer of Shares. No Shareholder shall, directly or indirectly, (a) sell, pledge or otherwise dispose of any or all of such Shareholder's Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto (other than as contemplated hereunder), or (c) enter into any contract, option or other arrangement or undertaking (other than the Asset Purchase Agreement) with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares.

         SECTION 1.02 Vote in Favor of Acquisition. During the period commencing on the date hereof and terminating at the earlier of the Closing and such time as the Asset Purchase Agreement is terminated pursuant to Section 10.1 thereof, each Shareholder, solely in such Shareholder's capacity as a Shareholder of the Company, agrees to vote (or cause to be voted) all Shares currently beneficially owned by such Shareholder, and all Shares which such Shareholder acquires in the future, at any meeting of the Shareholders of the Company, and in any action by written consent of the Shareholders of the Company, (i) in favor of the adoption of the Asset Purchase Agreement and approval of the Acquisition and the other transactions contemplated by the Asset Purchase Agreement, (ii) against any merger, consolidation, sale of assets, recapitalization or other business combination involving the Company (other than the Acquisition) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Asset Purchase Agreement or that would result in any of the conditions to the Company's obligations under the Asset Purchase Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Asset Purchase Agreement.

         SECTION 1.03 Grant of Proxy; Further Assurances. (a) Each Shareholder, by this Agreement, with respect to the Shares set out in Exhibit A hereto and any Shares hereinafter acquired by such Shareholder, does hereby irrevocably constitute and appoint each Purchaser, acting individually or jointly, or any nominee of such Purchaser, with full power of substitution, as his or its true and lawful attorney and proxy, for and in his or its name, place and stead, to vote each of such Shares as such Shareholder's proxy, at every annual, special or adjourned meeting of the Shareholders of the Company (including the right to sign his or its name (as Shareholder) to any consent, certificate or other document relating to the Company that may be permitted or required by applicable law) (i) in favor of the adoption of the Asset Purchase Agreement and approval of the Acquisition and the other transactions contemplated by the Asset Purchase Agreement, (ii) against any merger, consolidation, sale of assets, recapitalization or other business combination involving the Company (other than the Acquisition) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Asset Purchase Agreement or that would result in any of the conditions to the Company's obligations under the Asset Purchase Agreement not being fulfilled, and (iii) in favor of any other matter relating to consummation of the transactions contemplated by the Asset Purchase Agreement. Each Shareholder acknowledges receipt and review of a copy of the Asset Purchase Agreement.

              (b) Each Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Purchasers the power to carry out the provisions of this Agreement.

         SECTION 1.04 Termination. The obligations of the Shareholders pursuant to this Article I (including the grant of the proxy in Section 1.03) shall terminate upon the earlier of (i) the Closing and (ii) the date of the termination of the Asset Purchase Agreement pursuant to Section 10.1 thereof.

         SECTION 1.05 Obligations as Director and/or Officer. If any Shareholder is a member of the board of directors of Company (a "Director") or an officer of Company (an "Officer"), nothing in this Agreement shall be deemed to limit or restrict the Director or Officer in acting in his or her capacity as a Director or Officer of Company, as the case may be, and exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to Shareholder solely in his or her capacity as a shareholder of Company and shall not apply to his actions, judgments or decisions as a Director or Officer of Company.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES;
                          COVENANTS OF THE SHAREHOLDERS

         Each Shareholder hereby severally represents warrants and covenants to Purchasers as follows:

         SECTION 2.01 Authorization. Such Shareholder has full legal capacity and authority to enter into this Agreement and to carry out such person's obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder, and (assuming due authorization, execution and delivery by Purchasers and the other Shareholders) this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

         SECTION 2.02 No Conflict; Required Filings and Consents.

              (a) The execution and delivery of this Agreement by such Shareholder do not, and the performance of this Agreement by such Shareholder will not, (i) conflict with or violate any Legal Requirement applicable to such Shareholder or by which any property or asset of such Shareholder is bound or affected, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any property or asset of such Shareholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated by this Agreement.

              (b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Shareholder of such Shareholder's obligations under this Agreement. Except pursuant to this Agreement, such Shareholder does not have any understanding with a third party in effect with respect to the voting of any Shares.

         SECTION 2.03 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of such Shareholder or any of such Shareholder's affiliates, threatened against such Shareholder or any of such Shareholder's affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to materially delay or impair such Shareholder's ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against such Shareholder or any of such Shareholder's affiliates, or, to the knowledge of such Shareholder of any of such Shareholder's affiliates, any of their respective directors or officers, in the case of a corporate entity (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a material adverse effect on such Shareholder's ability to consummate the transactions contemplated by this Agreement.

         SECTION 2.04 Title to Shares. Such Shareholder is the legal and beneficial owner of its Shares free and clear of all Encumbrances, except restrictions on each Shareholder's ability to transfer the Shares under state and federal securities laws. Except for this Agreement, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of such Shares. Such Shares are all the securities of the Company owned of record or beneficially by such Shareholder on the date of this Agreement, other than Shares deemed owned under options.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES;
                             COVENANTS OF PURCHASERS

         Purchasers hereby jointly and severally represent, warrant and covenant to the Shareholders as follows:

         SECTION 3.01 Organization; Authorization. Each Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation (or, in the case of Patent Purchaser, has equivalent status under the laws of France) and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Purchaser and the consummation by each Purchaser of the transactions contemplated by this Agreement has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of either Purchaser will be necessary to authorize this Agreement and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each Purchaser and, assuming the due authorization, execution and delivery by the Shareholders, constitutes a legal, valid and binding obligation of each Purchaser, enforceable against such Purchaser in accordance with its terms.

         SECTION 3.02 No Conflict; Required Filings and Consents.

              (a) The execution and delivery of this Agreement by each Purchaser and the performance of this Agreement by such Purchaser do not, and the performance of this Agreement by each Purchaser will not, (i) conflict with or violate the Certificate of Incorporation or By-laws (or in the case of Patent Purchaser, any equivalent charter documents) of either Purchaser, or (ii) conflict with or violate any Legal Requirement applicable to either Purchaser or by which such Purchaser or any property or asset of such Purchaser is bound or affected.

              (b) The execution and delivery of this Agreement by each Purchaser and the performance of this Agreement by each Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act and state securities laws, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                               GENERAL PROVISIONS

         SECTION 4.01 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 4.01):

                  (a) if to Purchasers:

                        Thomson Broadcast & Media Solutions, Inc.
                        3233 E. Mission Oaks Boulevard
                        Camarillo, CA 93012
                        Fax:+805-445-1964
                        Attention: General Counsel

                        with a mandatory copy to:

                        Morrison & Foerster LLP
                        Attention: Robert Townsend, Esq.
                        425 Market Street
                        San Francisco, CA 94105
                        Facsimile: (415) 268-7522
                       and

                       Thomson Licensing, S.A.
                       46, Quai Alphonse LeGallo
                       92100 Boulogne-Billancourt
                       France
                       Facsimile: +33 1 4186 5638

                       Attention: Vice President - Licensing and
                                                   Intellectual Property

                       with a mandatory copy to:

                       Morrison & Foerster LLP
                       Attention:  Robert Townsend, Esq.
                       425 Market Street
                       San Francisco, CA 94105
                       Facsimile:  (415) 268-7522

              (b)      if to a Shareholder:

                       to that Shareholder's address as set forth on the signature page hereof with a mandatory copy to:

                       Graubard Miller
                       attn: David Miller
                       600 Third Avenue
                       New York, NY 10016
                       Facsimile: (212) 818-8881

              (c)      if to a Spouse:

                       to that Spouse's address as set forth on the signature page hereof with a mandatory copy to:

                       Graubard Miller
                       attn: David Miller
                       600 Third Avenue
                       New York, NY 10016
                       Facsimile: (212) 818-8881

         SECTION 4.02 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 4.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 4.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

         SECTION 4.05 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, provided that each Purchaser may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an Affiliate without the consent of the Shareholders; provided, further that such assignment shall not relieve such Purchaser of its obligations hereunder without the consent of Shareholders.

         SECTION 4.06 Fees and Expenses. Except as otherwise provided herein, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         SECTION 4.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 4.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

         SECTION 4.09 Disputes. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the County of New York, New York.

         SECTION 4.10 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 4.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 4.12 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the Actions of the parties hereto in the negotiation, administration, performance and enforcement thereof.

         SECTION 4.13 Asset Purchase Agreement. All references to the Asset Purchase Agreement herein shall be to such agreement as may be amended by the parties thereto from time-to-time.

                                   ARTICLE V
                         REPRESENTATIONS, WARRANTIES and
                              COVENANTs OF SPOUSEs

         Each Spouse hereby represents warrants and covenants to Purchasers as follows:

         SECTION 5.01 Waiver of Community Property Rights. Such Spouse shall not assert or enforce, and does hereby waive, any rights granted under any community property statute with respect to the Shares that would adversely affect the covenants made by his or her Shareholder spouse pursuant to this Agreement. Such Spouse acknowledges receipt and review of a copy of the Asset Purchase Agreement and this Agreement.

         SECTION 5.02 Authorization. Such Spouse has full legal capacity and authority to enter into this Agreement and to carry out such person's obligations hereunder. This Agreement has been duly executed and delivered by such Spouse, and (assuming due authorization, execution and delivery by Purchasers and Shareholders) this Agreement constitutes a legal, valid and binding obligation of such Spouse, enforceable against such Spouse in accordance with its terms.

                           [Signature page(s) follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LEAD PURCHASER

THOMSON BROADCAST & MEDIA                               Address:
SOLUTIONS, INC.

By:_________________________________
Name:_______________________________
Title:______________________________


PATENT PURCHASER

THOMSON LICENSING, S.A.                                 Address:


By:_________________________________
Name:_______________________________
Title:______________________________


SHAREHOLDERS

_________                                               Address:

________________________________________
                  JEFFREY PARKER

                                                        Address:

________________________________________
                  DEBORAH PARKER

J-PARKER FAMILY LIMITED PARTNERSHIP                     Address:


By:____________________________________
Name: Jeffrey Parker
Title: General Partner

                                                        Address:

_______________________________________
          ERIC PARKER

                                                    Address:

_______________________________________________
                  SARI PARKER

                                                    Address:

_______________________________________________
                  JOSHUA PARKER

                                                    Address:

_______________________________________________
                  TODD PARKER

                                                    Address:

_______________________________________________
                 JUANITA JEAN PARKER

T-PARKER FAMILY LIMITED PARTNERSHIP____________     Address:


By:____________________________________________
Name:         Todd Parker
Title:        General Partner

                                                    Address:

_______________________________________________
                  STACIE WILF

                                                    Address:

_______________________________________________
                  LARRY WILF

S-PARKER WILF FAMILY LIMITED                        Address:
PARTNERSHIP

By:____________________________________________
Name:         Stacie Wilf
Title:        General Partner

                                                    Address:

_______________________________________________
                  PARKER WILF

                                                    Address:

_______________________________________________
                  DAVID WILF

                                                    Address:

_______________________________________________
                  BARBARA PARKER

                                                    Address:

_______________________________________________
                  WILLIAM SAMMONS

                                                    Address:

_______________________________________________
                  CHRIS SAMMONS

                                    EXHIBIT A

                                  SHAREHOLDERS


                                                                                           Percentage of Outstanding
                                                                                                Shares (Based on
                                                                  Number of Shares of         17,959,504 Shares of
                                                                  Company Common Stock     Common Stock Outstanding,
                                                               Owned Beneficially and of     Which is the Number of
                                                                   Record (except as        Such Shares Outstanding
          Name of Shareholder                                       set forth below)          on the Date Hereof)
          -------------------                                       ----------------          -------------------
1.        Jeff Parker                                                        227,867                   1.27%

2.        J-Parker Family Limited Partnership(A)                           2,376,974                  13.24%

3.        Eric Parker(A)                                                       3,167                   0.02%

4.        Sari Parker(A)                                                       3,167                   0.02%

5.        Joshua Parker(A)                                                     3,167                   0.02%

6.        Todd Parker                                                         86,833                   0.48%

7.        T-Parker Family Limited Partnership(B)                             876,225                   4.88%

8.        Juanita Jean Parker                                                 10,000                   0.06%

9.        Stacie Wilf                                                         29,505                   0.16%

10.       S-Parker Wilf Family Limited Partnership(C)                        905,811                   5.04%

11.       Parker Wilf(C)                                                       5,300                   0.03%

12.       David Wilf(C)                                                        5,300                   0.03%

                                                                             378,681

13.       Barbara Parker                                        (all in street name)                   2.11%

14.       William Sammons                                                     19,750                   0.11%
---                                                                           ------                   ----
                                                                           4,931,747                  27.46%

____________________

(A) Jeff Parker has the power to vote; considered "Shares" with respect to Jeff Parker's representations, warranties (except for legal ownership) and obligations hereunder.

(B) Todd Parker has the power to vote; considered "Shares" with respect to Todd Parker's representations, warranties (except for legal ownership) and obligations hereunder.

(C) Stacie Wilf has the power to vote; considered "Shares" with respect to Stacie Wilf's representations, warranties (except for legal ownership) and obligations hereunder.